Exhibit (s)

Calculation of Filing Fee Tables

Form N-2
(Form Type)

Trinity Capital Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	6.00% Convertible Notes due 2025	457(o)	$50,000,000			$50,000,000		.00015310	$7,655
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	457(o)	4,082,195	(2)		̶		̶	̶	(4)
Fees Previously Paid		6.00% Convertible Notes due 2025	457(o)						.00014760	$1,925	(5)
Carry Forward Securities
Carry Forward Securities			415(a)(6)				$50,000,000	(3)		$5,455		N-2	333-256227	August 2, 2021	$5,455
		Total Offering Amount					$50,000,000			$7,655
		Total Fees Previously Paid								$7,380
		Total Fee Offsets								$0.00
		Net Fee Due								$275

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of determining the registration fee.
(2)	Represents the number of shares of the registrant’s common stock issuable upon conversion of its 6.00% Convertible Notes due 2025 (the “Convertible Notes”) at the current conversion rate of 81.6439 shares per $1,000 principal amount of the Convertible Notes, pursuant to the indenture governing the Convertible Notes. Pursuant to Rule 416 under the Securities Act, the registrant is also registering an indeterminable number of shares of its common stock as may be issuable upon conversion of the Convertible Notes as a result of stock splits, stock dividends or the effect of other anti-dilution provisions on the Convertible Notes.

(3)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the Registrant is carrying forward $5,455 aggregate principal offering price of unsold securities (the “Unsold Securities”) that were previously registered for sale under a Registration Statement on Form N-2 (File No. 333-256227) initially filed on May 18, 2021, as amended on June 30, 2021, and declared effective on August 2, 2021 (the “Prior Registration Statement”). The Registrant previously paid filing fees in the aggregate of $5,455 relating to the securities registered on the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Securities will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(4)	Pursuant to Rule 457(i) under the Securities Act, there is no additional filing fee with respect to the shares of the registrant’s common stock issuable upon conversion of the Convertible Notes because no additional consideration will be received in connection with the exercise of the conversion right.
(5)	The registrant previously paid a total of $1,925 in connection with the registrant’s registration statement on Form N-2 (File No. 333-280449) (calculated at the fee rates then in effect of $147.60 per $1,000,000 of the estimated maximum aggregate offering price), as filed with the Securities and Exchange Commission on June 25, 2024.